EXHIBIT 16.1


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


December 10, 2002

Dear Sir or Madam:

We have read the revised Item 4 included in the Form 8-K/A, dated December 10, 2002, of Health Systems Solutions, Inc. (formerly Silver Key Mining Company, Inc.) (Commission File Number 0-24681) filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


With kind regards,



HJ & Associates, LLC